UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 31, 2008

Date of report (Date of earliest event reported)

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2008, SumTotal Systems, Inc. (the “Company”) and Erika Rottenberg, the Company’s Senior Vice President, General Counsel and Secretary agreed that following Ms. Rottenberg’s resignation from the Company effective July 31, 2008, Ms. Rottenberg would provide consulting services to the Company from August 1, 2008 through December 31, 2008. Pursuant to the terms of an independent contractor agreement dated August 5, 2008, Ms. Rottenberg will provide consulting services to the Company not in excess of an average of two hours per week through December 31, 2008 and receive: i) continued vesting of 8,333 restricted stock units from the restricted stock unit grant previously made by the Company to Ms. Rottenberg on February 20, 2008, with such amount to vest on December 31, 2008; ii) a cash bonus equal to 2.67% of the value of 8,333 shares of the Company’s common stock, based on the closing price of the Company’s common stock on December 31, 2008; and iii) continued indemnification by the Company for the term of the independent contractor agreement, pursuant to the terms of the indemnification agreement dated on or about April 14, 2004 between the Company and Ms. Rottenberg.

Item 9.01 Financial	Statements and Exhibits.

(d)	Exhibits

10.1	Revised Form of Indemnification Agreement (incorporated by reference to Annual Report on Form 10-K filed on August 1, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008

SUMTOTAL SYSTEMS, INC.

By:	/s/ Donald Fowler
Name	Donald Fowler
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Revised Form of Indemnification Agreement (incorporated by reference to Annual Report on Form 10-K filed on August 1, 2005)